UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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WESTERN REFINING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2008

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Western Refining, Inc. to be held on May 22, 2008, at 9:00 a.m. MDT at the Camino Real Hotel located at 101 South El Paso Street, El Paso, Texas 79901. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. Our 2007 Annual Report to stockholders, which is not a part of the proxy materials, is also enclosed and provides additional information regarding our financial results for 2007. All of these materials are also available on the Investor Relations section of our website at www.wnr.com.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.
Sincerely yours,

Paul L. Foster
President and Chief Executive Officer

NOTICE OF THE 2008
ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

Our 2008 Annual Meeting of the Stockholders of Western Refining, Inc. (the “annual meeting”) will be held at 9:00 a.m. MDT on May 22, 2008, at the Camino Real Hotel, located at 101 South El Paso Street, El Paso, Texas 79901. At this annual meeting you will be asked to:

1. Elect three Class III directors to hold office until the 2011 annual meeting of stockholders;

2. Ratify the appointment of Deloitte and Touche LLP as our independent auditor for fiscal year 2008; and

3. Consider any other matters that may properly come before the meeting, or any adjournment thereof.

Stockholders of record at the close of business on April 2, 2008, are entitled to vote at the meeting and at any adjournment of the meeting. A list of stockholders entitled to vote at the meeting will be open for inspection during ordinary business hours at our corporate headquarters building located at 123 West Mills Avenue, Suite 200, El Paso, Texas 79901, for ten days prior to the annual meeting, as well as at the Camino Real Hotel during the annual meeting. Our stockholders may inspect this list for any purpose related to the annual meeting.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are provided in the accompanying proxy statement. It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. Therefore, please date, sign and complete the enclosed proxy and return it in the enclosed envelope, which requires no postage stamp if mailed in the United States. In addition, you have the ability to access all of our proxy materials on the Investor Relations section of our website at www.wnr.com.

By Order of the Board of Directors,

Lowry Barfield
Senior Vice President — Legal, General Counsel and
Secretary

El Paso, Texas
April 21, 2008

YOUR VOTE IS IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND
RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES
NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
WESTERN REFINING, INC.

May 22, 2008

The Annual Meeting

Our Board of Directors is soliciting your proxy to encourage your participation in our upcoming annual meeting and to obtain your support on each of the proposals. You may also attend the annual meeting and vote your shares directly. Your vote is important. As a result, even if you do not attend in person, we encourage you to vote by proxy.

This year we will hold the annual meeting on Thursday, May 22, 2008, at 9:00 a.m. MDT. We will hold it at the Camino Real Hotel located at 101 South El Paso Street, El Paso, Texas 79901. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. We are first mailing this proxy statement and the proxy card to stockholders on or about April 21, 2008. We also are mailing our 2007 annual report to you with this proxy statement.

Questions and Answers About the Annual Meeting and Voting

What is the purpose of the annual meeting?

At our annual meeting, stockholders will vote to elect three directors and ratify the selection of our independent auditors.

Who is entitled to vote at the annual meeting?

The Board of Directors has set April 2, 2008, as the record date for the annual meeting. If you were a stockholder at the close of business on April 2, 2008, you are entitled to vote at the annual meeting.

As of the record date, 68,323,281 shares of our common stock were issued and eligible to vote at the annual meeting. There were 113 stockholders of record.

What are my voting rights?

Holders of our common stock are entitled to one vote per share, exercisable in person or by proxy. Therefore, a total of 68,323,281 votes are entitled to be cast at the annual meeting. Stockholders do not have cumulative voting rights.

How many shares must be present to hold the meeting?

In accordance with our bylaws, shares equal to at least a majority of our outstanding shares of common stock as of the record date must be present at the annual meeting in order to hold the annual meeting and conduct business. This is called a quorum. Your shares are counted as present at the annual meeting if:

•	You are present and vote in person at the annual meeting; or

•	You have properly submitted a proxy card by mail.

Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the annual meeting. We do not, however, count broker non-votes in determining whether a quorum is present. Broker non-votes are discussed below.

How do I vote my shares?

If you are stockholder of record, you can give a proxy to be voted at the meeting by completing, signing and mailing the enclosed proxy card. If you hold your shares in “street name,” you must vote your shares through your broker or nominee. Your broker or nominee has enclosed or will otherwise provide to you a voting instruction card for your use in directing the broker or nominee how to vote your shares.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee, then the brokerage firm, bank, or other nominee is considered to be the stockholder of record with respect to those shares. You, however, are still considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, or other nominee how to vote their shares using the method described above under “How do I vote my shares?”.

What is a broker non-vote?

If you hold your shares in street name and do not provide voting instructions to your broker, bank, or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the New York Stock Exchange. In this situation, a “broker non-vote” occurs.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one account or that more than one person in your household holds our shares. To ensure that all of these shares are voted, please sign and return each proxy card.

Can I vote my shares in person at the annual meeting?

If you are stockholder of record, you may vote your shares in person by attending the annual meeting and completing a floor ballot. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.

If you are a street name holder, you may vote your shares in person at the annual meeting only if you obtain a signed letter or other proxy from your broker, bank, or other nominee giving you the right to vote the shares at the annual meeting.

What vote is required for the matters brought before the annual meeting?

The affirmative vote of holders of a plurality of the common stock present or represented by proxy at the annual meeting and entitled to vote is required for the election of each director nominee. Therefore, abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. For ratification of the independent auditor and any other matters presented for a vote of stockholders, the affirmative vote of holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote is required. Therefore, on any such matters, abstentions have the effect of a negative vote, and broker non-votes will not be taken into account.

How are votes counted?

One of our officers will tabulate all votes cast in person or by submission of a properly executed proxy before the closing of the polls at the annual meeting. In advance of the meeting, we will appoint an inspector of elections to count all the votes cast at the meeting and to report on the results.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends a vote:

•	FOR the nominees for director, and

•	FOR the ratification of the selection of Deloitte and Touche LLP as our independent auditors for 2008.

What if I sign and return my proxy card but I do not specify how I want my shares voted?

If you do not specify how you want to vote your shares on your proxy card, we will vote them:

•	FOR the nominees for director, and

•	FOR the ratification of the selection of Deloitte and Touche LLP as our independent auditors for 2008.

If other matters requiring the vote of stockholders properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote proxies held by them in accordance with their best judgment.

Can I change or revoke my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote at any time before your proxy is voted at the annual meeting. You can change your vote in any of the following ways:

•	Delivering to our corporate secretary a written revocation notice with a date later than the date of the proxy,

•	Signing and delivering to our corporate secretary a later-dated proxy relating to the same shares, or

•	Attending the meeting and voting in person. Please note that simply attending the meeting is not sufficient to revoke your proxy. To change or revoke your vote, you must submit a new proxy card or a written revocation at the meeting.

The proxy holders will vote all properly submitted proxies that are not revoked.

How can I attend the meeting?

Please note that space limitations make it necessary to limit attendance at the meeting to stockholders, though each stockholder may be accompanied by one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:30 a.m. MDT. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. If you hold your shares in street name, you will need proof of ownership in order to vote at the meeting. A recent brokerage statement or letter from the broker or bank are examples of proof of ownership. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Who pays for the cost of proxy preparation and solicitation?

We are soliciting proxies by mail, and we will pay the costs of soliciting these proxies. Our directors, executive officers and employees also may solicit proxies personally, by telephone or by mail. We may distribute proxy materials through brokers, custodians, and other similar parties to the owners of our stock. We will reimburse them for their reasonable, out-of-pocket expenses for forwarding proxy materials to our stockholders.

Will the proxy materials and annual report be available on the Internet?

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 22, 2008.

Yes. The proxy statement, our annual report to stockholders and other related proxy materials are available on the Investor Relations section of www.wnr.com. We encourage you to access and review all of the important information contained in the proxy materials before voting. If you want to receive an additional paper or email copy of the proxy statement and annual report, you must request one. There is no charge to you for requesting an additional copy. Please make your request for an additional copy by calling (915) 534-1400 or by writing to: Lowry Barfield, Corporate Secretary, at our corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901 on or before May 1, 2008, to facilitate delivery before the annual meeting.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes. As of April 2, 2008, there were two class I directors (Brian J. Hogan and Scott D. Weaver), three class II directors (Jeff A. Stevens, Ralph A. Schmidt and William D. Sanders), and three class III directors (Paul L. Foster, Carin M. Barth and L. Frederick Francis). The term of each class of director is three years, with the term of one class expiring at each of our annual meetings of stockholders. The current term of office of the class III directors expires at the 2008 Annual Meeting of Stockholders.

Our Nominating and Corporate Governance Committee recommended to the Board of Directors that Mr. Foster, Ms. Barth and Mr. Francis be nominees for director at the annual meeting. Based on the Nominating and Corporate Governance Committee’s recommendations, our Board of Directors nominated all three individuals for election to class III directorships at the annual meeting to serve for a three year term expiring at the Annual Meeting of Stockholders in 2011. Mr. Foster, Ms. Barth and Mr. Francis have consented to being named as nominees and have indicated their intention to serve if elected. All three of the nominees are currently serving as directors and a brief description of their business experience is set forth below.

Unless otherwise instructed, the proxy holders will vote for the election of Mr. Foster, Ms. Barth and Mr. Francis. If for any reason any of the nominees should become unable to serve as a director prior to the annual meeting, the proxy holders may vote for the election of a substitute nominee designated by the Board of Directors.

	Age (as of
Nominee	April 2, 2008)	Principal Occupation and Business Experience

Paul L. Foster	50	Paul L. Foster has served as one of our directors since September 2005 and as our President and Chief Executive Officer since 2000, when he acquired a controlling interest in our Company.
Carin M. Barth	45	Carin M. Barth has served as one of our directors since March 2006. Ms. Barth is President of LB Capital, Inc., a private equity investment firm she co-founded in 1988. Currently, Ms. Barth serves on the advisory board of Amegy Bancorporation, Inc., a wholly-owned subsidiary of Zions Bancorporation; the board of the Methodist Hospital Research Institute; and the board of Ronald McDonald House of Houston. In February 2008, she was appointed a Commissioner to the Department of Public Safety for the state of Texas. She has served as Chairman of the Endowment at Texas Tech University since early 2006. During 2004-2005, Ms. Barth took a leave of absence from LB Capital, Inc., to serve as Chief Financial Officer of the US Department of Housing and Urban Development in Washington, DC. From September 2006 to July 2007, she also served as Interim Senior Vice President of Finance and Administration (CFO) at Texas Southern University.

	Age (as of
Nominee	April 2, 2008)	Principal Occupation and Business Experience

L. Frederick Francis	51	L. Frederick Francis has served as one of our directors since February 2006. He is Chairman of Bank of the West, an El Paso-based bank. In addition, Mr. Francis is Chairman of Providence Memorial Hospital and Sierra Medical Center, as well as Chairman of Francis Properties. He also serves on the Board of Regents of the Texas Tech University System, where he is past Chairman, and serves on the boards of many other civic and charitable organizations.

The Board of Directors recommends a vote FOR its nominees for director.

Other Directors

Our other directors whose terms will continue after the annual meeting:

	Age as of
Name	April 2, 2008	Position	Class(1)

Brian J. Hogan	46	Director	I
			2009
Scott D. Weaver	49	Director, Vice President and Assistant Secretary	I
			2009
Jeff A. Stevens	44	Director, Chief Operating Officer	II
			2010
Ralph A. Schmidt	61	Director	II
			2010
William D. Sanders	66	Director	II
			2010

(1)	Each director’s term of office expires in the year set forth opposite his name above. Each officer serves until his or her successor is chosen and qualified or until his or her earlier resignation or removal.

Brian J. Hogan has served as one of our directors since January 2006. Since 1986, he has served as an officer of, and since 1990 as President of, Hogan Motor Leasing, Inc., a full-service regional truck leasing company. Mr. Hogan also serves as a director and Chairman of AmeriQuest Corp., a transportation and logistics resource company. In addition, he serves on various transportation and leasing industry professional association boards and charitable organization boards.

Scott D. Weaver has served as one of our directors since September 2005 and as one of our executive officers since 2000. From 2000 to August 2005, he was our Chief Financial Officer, Treasurer and Secretary. In August 2005, he resigned as Chief Financial Officer and Treasurer and became our Chief Administrative Officer. In November 2005, he resigned as Secretary and became our Assistant Secretary. In December 2007, he resigned as Chief Administrative Officer and became a Vice President. Mr. Weaver currently serves on the board of directors of Encore Wire Corporation and on the board of directors of WIG Holdings, Inc.

Jeff A. Stevens has served as one of our directors since September 2005 and as our Executive Vice President since joining us in 2000. On April 9, 2008, Mr. Stevens was promoted to Chief Operating Officer.

Ralph A. Schmidt has served as one of our directors since February 2006. He joined us in July 2001 as Vice President — Refining and became our Chief Operating Officer in September 2005, a position he held until his retirement in August 2006.

William D. Sanders has served as one of our directors since February 2007. Mr. Sanders also is a founder and currently the Co-Chairman of Verde Realty. Verde is a diversified real estate investment trust focused on the U.S.-Mexico border region. Additionally, he is a trustee of Borderplex Community Trust, a civically-formed real estate investment trust organized to acquire, develop and manage real estate, initially in the downtown El Paso, Texas area. Before founding Verde, Mr. Sanders was the founder, Chairman and Chief Executive Officer of Security Capital Group Incorporated, which was sold to GE Capital Corporation in 2002. Founded in 1991, Security Capital had controlling interests in eighteen public and private fully-integrated real estate operating companies, eight of which were NYSE-listed companies. He is a past Chairman of the National Association of Real Estate Investment Trusts (NAREIT) and also served on the Board of Trustees of the University of Chicago. He currently is Trustee Emeritus of the Cornell University Board of Trustees.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

General

Our Board of Directors meets throughout the year on a set schedule. The Board of Directors also holds special meetings and acts by unanimous written consent from time to time, as appropriate. The non-management members of the Board of Directors regularly meet in executive session without management present. Ms. Barth leads these executive sessions.

Our Board of Directors held five meetings during fiscal 2007 and acted pursuant to written consents in lieu of meetings on five occasions. The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Each director is expected to attend each meeting of the Board of Directors, those committees on which he or she serves, and each annual meeting of stockholders. In 2007, all directors attended at least 75% of the meetings of the Board of Directors and the committees on which such directors served. All directors attended the 2007 Annual Meeting of Stockholders other than Ms. Barth, who was unable to attend.

Independent Directors

The Board of Directors has affirmatively determined that Carin M. Barth, L. Frederick Francis, Brian J. Hogan and William D. Sanders are independent under the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, and Company guidelines. In reaching that determination, the Board of Directors affirmatively determined that the individuals it considers independent have no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. The Board of Directors based this determination on a review of all of the relevant facts and circumstances, including the responses of the directors to questions regarding their employment history, compensation, affiliations, and family and other relationships.

Because more than 50% of our common stock is held directly or indirectly by our founders, we have concluded that we are a “controlled company” under the New York Stock Exchange rules and regulations. As a result, we rely on an exemption from Section 303A of the New York Stock Exchange Listed Company Manual that would otherwise require us to have a majority of independent board members serving on our Board of Directors.

Committees of the Board of Directors

Our Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the committees has a written charter that may be found on our website at www.wnr.com. In addition, copies of the charters are available to all stockholders free of charge by calling (915) 534-1400 or by writing to: Lowry Barfield, Corporate Secretary, at our corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. All of the members of each of our committees are independent directors as required by the rules and regulations of the New York Stock Exchange and the Securities and Exchange Commission, and Company guidelines. The following table shows the committees on which each director serves:

Nominating and
Director	Audit	Compensation	Governance

Scott D. Weaver
Brian J. Hogan	X	X	C
Jeff A. Stevens
Ralph A. Schmidt
William D. Sanders		X	X
Paul L. Foster
L. Frederick Francis	X	C	X
Carin M. Barth	C	X	X

C — Chairperson
X — Member

Audit Committee.  The Audit Committee met seven times, either in person or by telephone, in 2007. Among other responsibilities, the Audit Committee:

•	Directly hires and replaces the independent auditors as appropriate;

•	Evaluates the performance of, independence of, and pre-approves the services provided by, the independent auditors;

•	Discusses our accounting principles and financial reporting procedures with management, our internal auditors and our independent auditors;

•	Reviews with management, our internal auditors and our independent auditors our annual and quarterly financial statements and recommends to the Board of Directors whether the annual financial statements should be included in our annual report;

•	Oversees the internal auditing functions, processes and controls;

•	Established procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and

•	Prepares the Audit Committee report required by the rules of the Securities and Exchange Commission.

In performing its functions and to promote the independence of the audit, the Audit Committee consults separately and jointly with the independent auditors, our internal auditors and management. Our Board of Directors has determined that Ms. Barth is an “audit committee financial expert” as that term is defined in the rules and regulations of the Securities and Exchange Commission.

Compensation Committee.  The Compensation Committee met five times, either in person or by telephone, in 2007. Among other responsibilities, the Compensation Committee:

•	Reviews and approves our compensation and benefits policies generally, including any incentive compensation and equity-based plans that are subject to Board of Directors approval;

•	Reviews and approves all compensation for our CEO and each of our executive officers;

•	Reviews and makes recommendations to the Board of Directors with respect to the compensation of non-employee directors;

•	Developed a succession plan for the CEO and, in consultation with the CEO, periodically reviews the succession planning for the other executive officers;

•	Reviews and discusses our Compensation Discussion and Analysis (the “CD&A”) with management and makes a recommendation to the Board of Directors as to its inclusion in the proxy statement; and

•	Evaluates the performance of the executive officers of the Company and the performance of the Compensation Committee.

The Section 162(m) Compensation Subcommittee (“162(m) Subcommittee”) formed by the Compensation Committee on March 28, 2006, met four times, either in person or by telephone, in 2007. This 162(m) Subcommittee was formed to establish, administer and certify attainment of performance goals in order to comply with Section 162(m) of the Internal Revenue Code (“IRC”) of 1986, as amended, and to grant performance-based awards under the Western Refining Long-Term Incentive Plan. For the fiscal year ended December 31, 2007, the 162(m) Subcommittee was composed of Mr. Hogan and Ms. Barth.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee met five times, either in person or by telephone, in 2007. Among other responsibilities, the Nominating and Corporate Governance Committee:

•	Identifies individuals believed to be qualified to become members of our Board of Directors and recommends to the Board of Directors the nominees to stand for election as directors at the annual meeting of stockholders, or to fill any vacancies or newly created directorships that may occur between such meetings;

•	Makes recommendations to the Board of Directors as to changes that the Nominating and Corporate Governance Committee believes to be desirable to the size of the Board of Directors and any committee of the Board of Directors and to the types of committees of the Board of Directors;

•	Makes recommendations to the Board of Directors regarding the composition of the committees of the Board of Directors;

•	Makes recommendations to the Board of Directors as to determinations of director independence;

•	Adopted and reviews policies and procedures regarding the consideration of candidates recommended by stockholders;

•	Developed and recommended to the Board of Directors a set of corporate governance guidelines and codes of ethics, and reviews and oversees compliance with such guidelines and codes; and

•	Leads the Board of Directors in its annual self-evaluation procedures.

The Nominating and Corporate Governance Committee has procedures for identifying and evaluating nominees to serve as directors. First, the committee determines the needs of the Board of Directors. Qualifications for consideration as a Board of Director nominee varies according to the particular areas of expertise being sought as a complement to the existing Board of Directors composition. At a minimum, however, candidates must satisfy the following criteria:

•	Business and/or professional knowledge and experience applicable to our business and the goals and perspectives of our stockholders;

•	Be well regarded in the community, with a long-term, good reputation for the highest ethical standards;

•	Have good common sense and judgment;

•	Have a positive record of accomplishment in present and prior positions;

•	Have an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and

•	Have the time, energy, interest and willingness to become involved in our business and our future.

The Nominating and Corporate Governance Committee will consider nominees recommended by a stockholder who is entitled to vote at a meeting of stockholders called for the election of directors. Nominations made by a stockholder must be made by giving notice in writing to our corporate secretary before the later to occur of: (i) 60 days prior to the date of the meeting of stockholders called for the election of directors or (ii) 10 days after the Board makes public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must set forth the following information as to each person whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of our capital stock that are then beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors, and (v) such person’s written consent to being named as a nominee for election as a director and to serve as a director if elected. Such stockholder’s notice must also set forth the following information as to the stockholder giving the notice: (i) the name and address, as they appear in our stock records, of such stockholder, (ii) the class and number of shares of our capital stock that are then beneficially owned by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such stockholder, and (iv) any other information required by law or regulation to be provided by a stockholder intending to nominate a person for election as a director of ours. The Nominating and Corporate Governance Committee does not evaluate potential nominees for director differently based on whether they are recommended by our officers or directors or by a stockholder.

CORPORATE GOVERNANCE GUIDELINES

We have adopted a set of corporate governance guidelines. A copy of the corporate governance guidelines may be found on our website at www.wnr.com. In addition, copies of the corporate governance guidelines are available to all stockholders free of charge by calling (915) 534-1400 or by writing to: Lowry Barfield, Corporate Secretary, at our corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. The guidelines set out our thoughts on, among other things, the following:

•	The role of our Board of Directors and management;

•	The functions of our Board of Directors and its committees and the expectations we have for our directors;

•	The selection of directors, the Chairman of the Board of Directors, and the chief executive officer;

•	Election terms, retirement of directors, and management succession;

•	Board of Directors compensation; and

•	Evaluating Board of Directors performance.

CODE OF ETHICS

We have adopted a code of ethics that applies to all of our directors, executives, and employees and a code of ethics for our chief executive officer, chief financial officer, and principal accounting officer. The codes of ethics are posted on our website at www.wnr.com. In addition, copies of the codes of ethics are available to all stockholders free of charge by calling (915) 534-1400 or by writing to: Lowry Barfield, Corporate Secretary, at our corporate headquarters located at 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. Within the time period required by the Securities and Exchange Commission and the New York Stock Exchange, we will post on our website (www.wnr.com) any amendments to our codes of ethics and any waiver applicable to any of our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer.

STOCKHOLDER COMMUNICATIONS

Our Board of Directors has established a process for stockholders to communicate with our Board of Directors. Stockholders wishing to communicate with our Board of Directors should send any communication to Lowry Barfield, Corporate Secretary, Western Refining, Inc., 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. Any such communication must state the number of shares, if any, beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed, unless the Corporate Secretary determines that the communication does not relate to our business or affairs or the functioning or constitution of the Board of Directors or any of our committees, relates to routine or insignificant matters that do not warrant the attention of the Board of Directors, is an advertisement or other commercial solicitation or communication, is frivolous or offensive, or is otherwise not appropriate for delivery to our directors. The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of our committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Corporate Secretary and only in accordance with the our policies and procedures as well as all applicable law and regulations relating to the disclosure of information.

DIRECTOR COMPENSATION

The following table summarizes the compensation received by our non-employee directors in 2007. In 2007, non-employee directors received an annual fee of $40,000 and an additional fee of $1,500 per Board of Director or committee meetings attended. In addition each non-employee director also was granted shares of restricted stock in an amount equal to $60,000 (based on the closing market price of our common stock on the date of grant) on the date initially elected or appointed to the Board of Directors and on the date of our annual meeting of stockholders. In addition, the Chairperson of the Audit Committee received an annual fee of $15,000 and the Chairperson of each other committee received an annual fee of $10,000. None of our directors have been granted or hold any options or SARs and none participate in a Company pension plan or a non-qualified defined compensation plan. On March 19, 2008, the Compensation Committee voted to freeze the directors’ 2008 compensation at 2007 levels, although the directors may elect to take some or all of the cash portions of their compensation in Company stock, valued at 150% of the cash contribution amount elected by the director to be converted to stock.

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
	Cash	Awards (1)	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Carin M. Barth	$94,000	$39,906					$133,906
L. Frederick Francis	86,000	39,906					125,906
Brian J. Hogan	87,500	39,906					127,406
Ralph A. Schmidt	47,500	13,262					60,762
William D. Sanders	52,000	30,876					82,876

(1)	Directors were each granted restricted stock in 2007 as provided in the summary above (1,515 shares to Ms. Barth, 1,515 shares to Mr. Francis, 1,515 shares to Mr. Hogan, 1,515 shares to Mr. Schmidt, and 3,767 shares to Mr. Sanders). The restricted stock awards vest ratably over three years. The amounts shown here are the amounts expensed for awards in 2007 pursuant to SFAS No. 123(R). For information on the assumptions used for SFAS No. 123(R) calculations, see our 2007 Annual Report on Form 10-K — Item 8, “Financial Statements and Supplementary Data” — Note 16, “Stock-based Compensation.”

Messrs. Foster, Stevens, and Weaver, all of whom are officers, do not receive compensation for their service as directors. We reimburse our directors for all reasonable out-of-pocket expenses that they incur in attending meetings and serving on our Board of Directors.

EXECUTIVE OFFICERS

Executive Officers

Our executive officers are as follows (as of April 2, 2008):

Paul L. Foster	50	President and Chief Executive Officer
Jeff A. Stevens	44	Chief Operating Officer
Gary R. Dalke	55	Chief Financial Officer
William R. Jewell	53	Chief Accounting Officer
Mark J. Smith	48	Executive Vice President — Refining
Lowry Barfield	50	Senior Vice President — Legal, General Counsel, and Secretary
Mark B. Cox	49	Senior Vice President — Treasurer, Director of Investors Relations
Scott D. Weaver	49	Vice President and Assistant Secretary

See “Proposal 1: Election of Directors” for the biography of Mr. Foster and “Other Directors” for the biographies of Mssrs. Stevens and Weaver.

Gary R. Dalke joined us in 2003 as Chief Accounting Officer and became our Chief Financial Officer in August 2005. From September 2005 to June 2007, Mr. Dalke also served as our Treasurer. From 1997 to 2003, Mr. Dalke held various positions, most recently as Chief Accounting Officer, with Giant Industries, Inc., a refining company we acquired in 2007.

William R. Jewell has served as our Chief Accounting Officer since July 2007. From 2001 to 2007, Mr. Jewell was with KPMG LLP, where he last served as an Assurance Senior Manager.

Mark J. Smith has served as our Executive Vice President — Refining since August 2006. From September 2000 to August 2006, Mr. Smith served as Vice President and General Manager, Lemont Refinery,

for CITGO Petroleum Corporation, where he was responsible for all business and operational aspects of the Lemont business unit.

Lowry Barfield served as our primary outside counsel from 1999 until November 2005 when he joined us as Vice President — Legal, General Counsel and Secretary. In 2007, Mr. Barfield was promoted to Senior Vice President — Legal. From September 2004 to November 2005, Mr. Barfield ran his own firm, Barfield Law, based in Miami, Florida. From April 2003 to August 2004, he practiced law at Robins, Kaplan, Miller & Ciresi, L.L.P.

Mark B. Cox has served as our Senior Vice President — Treasurer, Director of Investor Relations since June 2007. He joined us from Giant Industries, Inc., a refining company we acquired in 2007. Mr. Cox joined Giant in 1994 and thereafter served in various positions such as Vice President, Treasurer, Financial Officer, and Assistant Secretary. In March 2002, Mr. Cox was promoted to Chief Financial Officer of Giant, and in April 2004, Mr. Cox was promoted to Executive Vice President of Giant.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

The objectives of our executive officer compensation are to attract and retain nationally recognized, highly qualified executives to manage and lead our Company and to do so in a way that meaningfully aligns the interests of our executive officers with the interests of our stockholders. We compensate our executive officers with a combination of base salary, cash bonus and equity compensation which is designed to be competitive with comparable employers and structured to align their compensation with the interests of our stockholders. We do not have any specific stock ownership or guidelines for our executive officers.

Compensation Reward Goals

Our compensation program is designed to fairly compensate our executive officers and to have incentive compensation to reward earnings growth, reliability, safety and environmental performance as well as achievement and implementation of specific Company operational goals which advance the interests of the Company.

Compensation Process

The base salaries of our executive officers for 2007 were based largely upon what the Company thought was necessary for us to meet some of the objectives outlined above. In March 2007, our 162(m) Subcommittee adopted an incentive compensation plan under which the executive officers were eligible for incentive compensation in 2007 subject to the Company achieving target metrics in 2007 in a combination of three areas: (1) the Company’s financial performance (measured in terms of adjusted EBITDA), (2) the Company’s safety record and (3) the Company’s environmental record. For purposes of the incentive compensation plans described in this section, adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, loss on early extinguishment of debt, depreciation, amortization and maintenance turnaround expense. Under the plan, bonus amounts could range from zero up to an amount not to exceed 200% of each executive’s base salary. Payments of bonus amounts could be made in cash, stock or a combination of both, in the discretion of the Subcommittee. The determination of the amount of an individual’s bonus and the method of payment of the bonus were made by the 162(m) Subcommittee in its discretion. In addition to the bonus amounts specified above, the 2007 performance bonus plan also provided for the issuance of restricted stock grants, in the discretion of the 162(m) Subcommittee, to the Company’s executive officers if the target metrics specified above exceeded a certain specified threshold. The amount of these restricted stock grants could range from zero up to an amount not to exceed 100% of each executive’s 2007 base salary, for a total potential 2007 bonus amount not to exceed 300% of each executive’s 2007 base salary. The vesting period for any restricted stock grants pursuant to the 2007 performance bonus plan were determined by the 162(m) Subcommittee.

On March 19, 2008, the Compensation Committee established the 2008 performance goals, performance period and the maximum payouts for each of the Company’s executive officers upon achievement of the 2008 performance goals. The 2008 performance bonus plan is based on achievement of target financial metrics in 2008 (measured in terms of EBITDA). Bonus amounts are subject to the discretion of the Compensation Committee and can range from zero up to an amount not to exceed 300% of each executive’s 2008 base salary. The Compensation Committee will have discretion to determine the actual amount of bonus payable, subject to the maximum set forth in the prior sentence, and may use the following performance metrics as a guideline in determining the amount of bonus payable to each executive officer: (1) the Company’s productivity, (2) the Company’s safety record, (3) the Company’s environmental record and (4) the executive officer’s individual performance. Pursuant to the 2008 performance bonus plan, payments of the bonus amounts may be made in cash, restricted stock or a combination of both, in the discretion of the Compensation Committee. Executive officers will be given the option to convert any portion of their cash bonus into shares of restricted stock at a conversion rate of 150% of the cash bonus, subject to certain limitations. The vesting period for any restricted stock granted pursuant to the 2008 performance bonus plan will be determined by the Compensation Committee.

In late 2006, our Compensation Committee and 162(m) Subcommittee determined that our compensation process would involve establishing targeted overall compensation for each executive officer and allocating that compensation between base salary, bonus and equity compensation. In November 2006, our Compensation Committee retained the compensation consulting firm of Pearl Meyer & Partners (“Pearl Meyer”) to provide us with an analysis of our executive officer compensation and to provide us with competitive data and associated recommendations regarding compensation levels and equity vehicles most appropriate to the objectives and goals outlined above. Pearl Meyer identified and utilized a selected peer group1, a private executive survey and a private general executive compensation database to assist it in providing our Compensation Committee and 162(m) Subcommittee with this compensation analysis. Pearl Meyer was principally retained to assist us with compensation for 2007 and ensuing years. The Pearl Meyer work, however, was also utilized by the Compensation Committee and the 162(m) Subcommittee in determining 2006 incentive bonus levels within the parameters established by the 162(m) Subcommittee. In August 2007, the Compensation Committee retained Pearl Meyer to update this report for 2007. The selected peer group was also updated during the August 2007 engagement2.

Generally, our Compensation Committee intends to compensate our executives in the median range of the total compensation amounts paid to executives employed by companies in our peer group and to allocate this compensation between base salary, bonus and equity compensation in a manner that will meet the objectives and goals outlined above. The Compensation Committee, however, will use this peer group information as a guideline and not as a formulaic approach to compensation levels.

In 2006 and 2007, our Chief Executive Officer, Mr. Foster, and our Chief Operating Officer, Mr. Stevens, met with the Compensation Committee chairperson, and members of the committee, as appropriate, to discuss the appropriate compensation amounts and types for the executive officers other than Mr. Foster and Mr. Stevens. Mr. Foster also conducted similar meetings regarding Mr. Stevens’ compensation. In 2006 and 2007, the Compensation Committee determined Mr. Foster’s base compensation and the 162(m) Subcommittee determined his incentive-based compensation. These meetings are designed to ensure a full and candid discussion between management and the Compensation Committee. For 2008, all executive officer salaries will be determined by the Compensation Committee.

Base Salaries

Our base salaries are designed to provide a level of assured cash compensation to our executive officers based primarily upon job responsibilities, individual experience, professional status and accomplishments of each executive officer. We did not formally benchmark these compensation amounts against a peer or survey

1 The peer group for 2006 consisted of the following companies: 1- Valero Energy Corporation; 2- Sunoco, Inc.; 3- Hess Corp.; 4- Tesoro Petroleum Corp.; 5- Murphy Oil Corp.; 6- Frontier Oil Corp.; 7- Giant Industries, Inc.; 8- Holly Corp; 9- Delek US Holdings, Inc.; and, 10- Alon USA Energy, Inc.
2 The peer group for 2007 consisted of the following companies: 1- Valero Energy Corporation; 2- Sunoco, Inc.; 3- Hess Corp.; 4- Tesoro Petroleum Corp.; 5- Murphy Oil Corp.; 6- Frontier Oil Corp.; and 7- Holly Corp.

group and did not utilize compensation consultants to provide us an analysis of these amounts. In 2007, for our Chief Executive Officer, Mr. Foster, the Compensation Committee determined $702,000 was appropriate in this regard. Similarly, the Compensation Committee concluded that a base salary of $546,000 was appropriate for our Chief Operating Officer, Mr. Stevens. These salaries were not objectively determined, but instead reflect compensation that we concluded was appropriate based upon our general experience. The Compensation Committee evaluated our other executive officers’ base salaries in a similar fashion and concluded these salaries were also appropriate based upon our general experience.

Bonus

In 2007, we paid cash bonuses to award performance that meets various business goals set by our 162(m) Subcommittee. These goals were chosen as being reflective of the overall financial success of our Company. Our 2007 bonuses were based upon the achievement of the performance goals set by our 162(m) Subcommittee. For executive officers whose overall compensation is likely to exceed $1 million, we use only the 162(m) Subcommittee’s performance goals to ensure there are no adverse tax consequences related to compensation exceeding $1 million. For executive officers whose compensation is not likely to exceed $1 million, performance goals will be the primary consideration in determining bonuses, but we may use other goals as well.

For 2007, the performance goals for all of our executive officers involved achieving a defined number of points based on the Company’s safety performance, its environmental performance and the relationship of 2007 Adjusted EBITDA to the Company’s 2007 budgeted Adjusted EBITDA. For a description of how we calculate Adjusted EBITDA, see “Item 6. Selected Financial and Operating Data” in our Annual Report on Form 10-K for the year ended December 31, 2007. The 162(m) Subcommittee selected Adjusted EBITDA because it believes it is a direct reflection of management’s talent and efforts in leading the Company’s performance, including through the establishment of goals and attainment of those goals. Our 2007 performance would have allowed a bonus of up to 300% of the executive’s base salary to be paid in cash or restricted stock under the performance plan.

Based on the 2007 performance and to further align the interests of Mr. Foster, our Chief Executive Officer, and Mr. Stevens, our Chief Operating Officer, and our other executive officers with the interests of our shareholders, the 162(m) Subcommittee determined that the bonus for Mr. Foster would be zero dollars in cash and shares of restricted stock equal to 175% of his 2007 base salary, or 58,240 shares; and for Mr. Stevens, zero dollars in cash and 45,298 shares of restricted stock equal to 175% if his 2007 base salary. The restricted stock will vest ratably over three years. Subject to the maximum limit established early in 2007 by the 162(m) Subcommittee, these bonuses reflect compensation the 162(m) Subcommittee thought was appropriate based upon our 2007 performance and general experience. We determined our other executive officers’ bonuses in a similar fashion and concluded these bonuses were also appropriate based upon our general experience. However, the entire amount of the bonuses for other officers were not paid in restricted stock as they were for Mr. Foster and Mr. Stevens, with the exception of Mr. Weaver, whose entire bonus was paid in stock. All bonus amounts were less than the maximum amount allowed under the 2007 performance plan. The cash bonuses are included under the “Non-Equity Incentive Plan Compensation” heading in the Summary Compensation Table on page 16 of this statement. Under the Securities and Exchange Commission compensation disclosure rules, the restricted stock awards will be included in the table for Fiscal 2008.

Equity Compensation

We award equity compensation in an effort to ensure the long term financial rewards for our executive officers are aligned with our stockholders. Historically, all of our equity awards have been in the form of restricted stock which vests over a multiple year time frame. In 2007, we made equity awards to all of our executive officers. As with our other forms of compensation, these awards were not determined objectively but were based upon our general experience and the Compensation Committee concluded they were appropriate based upon this general experience.

Termination Payments

All of our current executive officers except Mr. Weaver have employment contracts with the Company. While the Company had an employment contract with Mr. Weaver, this employment contract was terminated as of December 31, 2007. If one of these executive officers’ employment is involuntarily terminated without cause, the executive officer will be entitled to severance in an amount equal to two times the executive officer’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. If such involuntary termination occurs during a change of control period, this severance amount will be paid to Messrs. Smith, Dalke and Barfield in a lump sum and its calculation will include bonuses received by the officer. In addition to severance payment(s), the executive officer may be entitled to continue participating in certain employee benefit plans for a period of up to two years. Three of our executive officers, Mr. Foster, Mr. Stevens and Mr. Weaver, amended their employment contracts in December 2006 to provide that upon termination during a change of control period, they will be paid through the end of their contracts but receive no further additional or extraordinary compensation. As noted above, Mr. Weaver’s contract is no longer in effect.

We think these contracts and termination payments, as outlined above, are necessary for us to attract and retain executive officers nationally recognized for their expertise, talent and accomplishments in their specific areas of responsibility at the Company.

The above description of the Employment Agreements does not purport to be a complete statement of the parties’ rights and obligations thereunder. The above statements are qualified in their entirety by reference to the Employment Agreements, which have been filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

COMPENSATION COMMITTEE REPORT

The following report of the Compensation Committee of the Board of Directors on executive compensation shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing made by us with the Securities and Exchange Commission, except to the extent that we specifically incorporate it by reference into any filing.

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

L. Frederick Francis, Chairman
Brian J. Hogan
Carin M. Barth
William D. Sanders

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated officers other than the Chief Executive Officer and the Chief Financial Officer for services rendered in all capacities to the Company and its subsidiaries. We refer to these five officers as the “Named Executive Officers.” None of our officers have been granted or hold any options or SARs and none participate in a pension plan or a non-qualified defined compensation plan.

Summary Compensation Table

				Non-Equity
				Incentive Plan	All Other
		Salary	Stock Awards (1)	Compensation (2)	Compensation (3)	Total
Name and Principal Position		($)	($)	($)	($)	($)
(a)		(c)	(e)	(g)	(i)	(j)

Paul L. Foster	2007	$698,885	$48,631	—	$34,454	$781,970
President and Chief Executive Officer	2006	675,000	—	$675,000	34,083	1,384,083
Gary R. Dalke	2007	330,289	2,148,148	331,000	33,616	2,843,053
Chief Financial Officer and Treasurer	2006	275,000	1,999,455	302,500	33,271	2,610,226
Mark J. Smith	2007	362,385	234,986	363,000	23,396	983,767
Executive Vice President — Refining	2006	114,423	71,681	154,423	3,000	343,527
Lowry Barfield	2007	294,231	170,619	295,000	32,478	792,328
Vice President — Legal, General Counsel and Secretary	2006	250,000	141,954	275,000	13,202	680,156
Jeff A. Stevens	2007	543,577	38,127	—	37,294	618,998
Chief Operating Officer	2006	525,000	—	525,000	27,601	1,077,601

(1)	In 2003, Mr. Dalke was granted equity appreciation rights. One-third of the equity appreciation rights vested on each anniversary of the grant date. As of the date of the grant, the equity appreciation rights had no value. In December 2005, the equity appreciation rights were amended to provide Mr. Dalke the right to receive cash and shares of our common stock upon the completion of our initial public offering. Under the amendment, Mr. Dalke received 272,622 shares of restricted stock that vest quarterly over two years with the first vesting date being the second quarter of 2006. 102,234 shares vested during 2006 and 136,312 shares vested during 2007.

In January 2006, Mr. Barfield was granted 25,000 shares of restricted stock that vest annually over three years with the first vesting date being January 2007. In August 2006, Mr. Smith was granted 25,000 shares of restricted stock that vest annually over three years with the first vesting date being August 2007. In February 2007, Mr. Foster, Mr. Dalke, Mr. Stevens, Mr. Smith and Mr. Barfield were granted 6,250, 2,600, 4,900, 3,300 and 2,400 shares of restricted stock, respectively. These shares vest annually over three years with the first vesting in March 2008.

The amounts shown for all executive officers are the amounts expensed for their award in 2007 pursuant to Statement of Financial Accounting Standards No. 123(R) “Share-based Payment” (“SFAS No. 123(R)”). For information on the assumptions used for SFAS No. 123(R) calculations, see our 2007 Annual Report on Form 10-K — Item 8, “Financial Statements and Supplementary Data” — Note 16, “Stock-based Compensation.”

(2)	See the “Grants of Plan-Based Awards” table for more information on these awards.

(3)	The following is the detail of all other compensation:

			Company 401(k) Plan	Life	Personal Use
		Car Allowance	Contribution	Insurance	of Company	Club Dues	Total
Name	Year	($)	($)	($)	Plane ($)	($)	($)

Paul L. Foster	2007	9,000	18,000	510	—	6,944	34,454
Gary R. Dalke	2007	9,000	18,000	510	—	6,106	33,616
Mark J. Smith	2007	9,000	9,200	510	—	4,686	23,396
Lowry Barfield	2007	9,000	18,000	510	—	4,968	32,478
Jeff A. Stevens	2007	9,000	18,000	510	9,272	512	37,294

Company officers may use the airplanes operated by the Company for personal use, however, they must reimburse the Company for this use at the maximum rate allowed by the Federal Aviation Administration (“FAA”) regulations applicable to the airplanes operated by the Company. The Company believes this rate is approximately equal to fair market value for this personal use. In 2007, Mr. Foster and Mr. Stevens paid Western $602,000 and $39,000 respectively, for an aggregate of 140.6 hours of personal use of the airplanes operated by Western. Thus, no amount has been included in other compensation for personal use of the airplanes except for a small amount of personal usage by Mr. Stevens of the plane acquired with the acquisition of Giant Industries in 2007 described as follows. Upon acquisition of Giant Industries, the airplane previously owned by Giant was available for use by Company officers. Before the same type of reimbursement arrangement described above was filed with the FAA, Mr. Stevens used this plane for personal use. The estimated fair market value for this personal use, using the same valuation method described above was $9,272 for Mr. Stevens and is included in the table above. In July 2007, the appropriate filings were made with the FAA and any Company officers using the plane reimbursed the Company at the maximum rate allowed by the FAA.

Grants of Plan-Based Awards — Fiscal 2007

											Grant
								All	All		Date
								Other	Other		Fair
								Stock	Option		Market
								Awards:	Awards:		Value
								Number	Number	Exercise	of
		Estimated Possible Payouts Under			Estimated Future			of	of	or Base	Stock
		Non-Equity Incentive Plan			Payouts Under Equity			Shares	Securities	Price of	and
		Awards(1)			Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(2)	(#)	($/Sh)	($)

Paul L. Foster	2/14/07	$0	$702,000	$2,106,000				6,250			$166,563
Gary R. Dalke	2/14/07	0	337,500	1,012,500				2,600			69,290
Mark J. Smith	2/14/07	0	364,000	1,092,000				3,300			87,945
Lowry Barfield	2/14/07	0	300,000	900,000				2,400			63,960
Jeff A. Stevens	2/14/07	0	546,000	1,638,000				4,900			130,585

(1)	In March 2007, our 162(m) Subcommittee of the Compensation Committee adopted an incentive compensation plan under which the executive officers were eligible for incentive compensation based on the Company’s performance in the categories of safety, environmental and financial as determined by the Company’s Adjusted EBITDA (see CD&A). Bonus amounts could range from zero up to an amount not to exceed 300% of each executive officer’s base salary. Thus, the targets shown here are a range of zero to 300% of each executive officer’s base salary. Payments of bonus amounts could be paid in cash, stock or a combination of both, in the discretion of the 162(m) Subcommittee. The required performance was achieved in 2007. The amount of cash bonus actually paid to the executive officers in 2008 for 2007 under this plan is reflected in column (g) of the Summary Compensation Table. With the exception of Mr. Foster and Mr. Stevens, an additional amount equal to approximately 25% of the executive officer’s base salary was also paid in restricted stock. Mr. Foster’s and Mr. Stevens’ bonus was paid entirely in restricted stock. The grants of the restricted stock will be reflected in the 2008 compensation tables included with our 2009 Proxy Statement.

(2)	This column represents restricted stock grants made in February 2007 with respect to bonuses for 2006 under an incentive compensation plan for 2006 similar to the plan described in item (1) above.

Option Exercises and Stock Vesting — Fiscal 2007

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Paul L. Foster
Gary R. Dalke			136,312	$5,520,294
Mark J. Smith			8,333	433,566
Lowry Barfield			8,333	224,408
Jeff A. Stevens

Outstanding Equity Awards at Fiscal 2007 Year End

	Option Awards					Stock Awards
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market or
			Incentive					of	Payout
			Plan					Unearned	Value of
	Number	Number	Awards:			Number	Market	Shares,	Unearned
	of	of	Number of			of	Value of	Units or	Shares,
	Securities	Securities	Securities			Shares	Shares or	Other	Units or
	Underlying	Underlying	Underlying			or Units	Units of	Rights	Other
	Unexercised	Unexercised	Unexercised	Option	Option	of Stock	Stock That	That	Rights
	Options	Options	Unearned	Exercise	Expiration	That Have	Have Not	Have Not	That Have
	(#)	(#)	Options	Price	Date	Not Vested	Vested	Vested	Not Vested
Name	Exercisable	Unexercisable	(#)	($)	(f)	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Paul L. Foster						6,250	$151,313
Gary R. Dalke						36,676	887,926
Mark J. Smith						19,967	461,612
Lowry Barfield						19,067	483,401
Jeff A. Stevens						4,900	118,629

Nonqualified Deferred Compensation and Pension Benefits

None of the executive officers received any nonqualified deferred compensation or is covered by a pension plan. Thus, the tables relating to this type of compensation have been excluded.

Termination and Change of Control Protection

The Company has employment agreements with Gary Dalke, Lowry Barfield and Mark Smith which cover payments in the case of involuntary termination and termination related to a change of control. If one of these individuals’ employment is involuntarily terminated without cause, the employee will be entitled to severance in an amount equal to two times the employee’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of his annual base salary. In addition to severance payments, the employee will be entitled to continue participating in certain employee benefit plans for a period of up to two years. If such involuntary termination occurs during a change of control period (as defined in the relevant employment agreements), this severance amount will be paid in a lump sum and its calculation will include bonuses received by the officer and unvested stock awards will become immediately vested. The employment agreements do not provide for any gross up to cover any applicable excise or income tax that may be incurred due to the severance payment. The employment agreements are for three year terms and will be automatically extended for successive one-year terms unless either party gives written notice within 180 days prior to the end of the term to the other party that such party desires not to renew the employment agreement. The executives are subject to a non-compete under the terms of the employment agreement.

The Company also has similar employment agreements with Paul Foster and Jeff Stevens. While the Company had a similar employment agreement with Mr. Weaver, this employment agreement was terminated as of December 31, 2007. In 2006, these agreements were amended to delete the provisions for a termination that occurs during a change of control period. Thus, Mr. Foster and Mr. Stevens will only receive payments in the case of an involuntary termination without cause. The payments will be equal to two times the employee’s annual base salary, to be paid over a two-year period in monthly payments equal to one-twelfth of the employee’s annual base salary. In addition to severance payments, the employee will be entitled to continue participating in certain employee benefit plans for a period of up to two years. See “Executive Compensation and Other Information — Termination Payments,” above.

Assuming a termination occurred at December 31, 2007, the following severance payments would be applicable for each executive officer listed.

Involuntary Termination (Outside of Change of Control Period)

			Non-Vested
		Value of	Restricted
		Employee	Stock Subject
	Severance	Benefits to be	to Vesting
	Payment	Continued	Acceleration
Name	($)	($)	(# of shares)

Paul L. Foster	$1,404,000	$6,767	—
Gary R. Dalke	675,000	20,469	—
Mark J. Smith	728,000	20,469	—
Lowry Barfield	600,000	20,469	—
Jeff A. Stevens	1,092,000	20,469	—

Involuntary Termination (Within Change of Control Period)

			Non-Vested
		Value of	Restricted
		Employee	Stock Subject
	Severance	Benefits to be	to Vesting
	Payment	Continued	Acceleration
Name	($)	($)	(# of shares)

Paul L. Foster	$1,404,000	$6,767	6,250
Gary R. Dalke	1,337,000	20,469	36,676
Mark J. Smith	1,454,000	20,469	19,967
Lowry Barfield	1,190,000	20,469	19,067
Jeff A. Stevens	1,092,000	20,469	4,900

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 2, 2008, by:

•	each director and nominee for director;

•	each executive officer named in the summary compensation table;

•	each person known by us to beneficially own more than 5% of our outstanding common stock; and

•	all of our executive officers and directors as a group.

The number of shares and percentage of beneficial ownership set forth below are based on 68,323,281 shares of our common stock issued and outstanding as of April 2, 2008. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table below have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, and their address is 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901.

	Amount and Nature of
Name	Beneficial Ownership	Percent of Class

Paul L. Foster(1)	28,365,052	41.5%
Jeff A. Stevens(2)	6,649,150	9.7%
Ralph A. Schmidt(3)	1,458,558	2.1%
Scott D. Weaver(4)	1,544,363	2.3%
Gary R. Dalke(5)	182,957	0.3%
Mark J. Smith(6)	44,285	0.1%
Lowry Barfield(7)	40,852	0.1%
Carin M. Barth(8)	19,863	—
L. Frederick Francis(9)	119,000	0.2%
Brian J. Hogan(10)	27,526	—
William D. Sanders(11)	3,767	—
All directors and officers as a group (11 persons)	38,455,373	56.3%
Other 5% or more shareholders:
FMR Corp.(12)	10,152,383	14.9%
FMILP(13)	19,277,914	28.2%
WRCRC(14)	807,302	1.2%
Total shares outstanding as of April 2, 2008 (not including treasury shares)	68,323,281	100%

(1)	Of the shares indicated as beneficially owned by Mr. Foster, 785,314 shares are beneficially owned by WRC Refining Company (“WRCRC”), in which Mr. Foster holds a 97.3% interest, 19,277,914 are beneficially owned by Franklin Mountain Investments Limited Partnership (“FMILP”) in which Mr. Foster holds an 89.6% interest and 62,407 are restricted shares that will vest over three years from the date of grant and over which Mr. Foster has sole voting power. Mr. Foster is the controlling stockholder and Chief Executive Officer of WRCRC and the sole stockholder and President of Franklin Mountain G.P., LLC, the General Partner of FMILP, and as such, may be deemed to have dispositive power over the shares owned by WRCRC and FMILP. Mr. Foster is a party to a voting agreement with WRCRC, FMILP, Jeff A. Stevens, Ralph A. Schmidt and Scott D. Weaver pursuant to which he has the power to vote certain of the shares of the Company held by such parties. Mr. Foster hereby disclaims the beneficial ownership of the shares of the Company that are subject to the Voting Agreement and held by Messrs. Stevens, Schmidt and Weaver, as well as the shares corresponding to their interests in WRCRC.

(2)	Of the shares indicated as beneficially owned by Mr. Stevens, 14,134 shares are beneficially owned by WRCRC in which Mr. Stevens holds a 1.8% interest and 48,565 shares are restricted shares that will vest over three years from the date of grant and over which shares Mr. Stevens has sole voting power. Of the remaining 6,586,451 shares beneficially owned by Mr. Stevens, Mr. Stevens has sole voting and sole dispositive power over 1,633 shares and Mr. Stevens has sole dispositive power and Paul L. Foster has sole voting power over 6,584,818 shares pursuant to the Voting Agreement.

(3)	Of the shares indicated as beneficially owned by Mr. Schmidt, 3,927 shares are beneficially owned by WRCRC in which Mr. Schmidt holds a 0.5% interest and 1,010 shares are restricted shares that will vest over three years from the date of grant and over which shares Mr. Schmidt has sole voting power. Of the remaining 1,453,621 shares beneficially owned by Mr. Schmidt, Mr. Schmidt has sole voting and sole dispositive power over 5,505 shares and Paul L. Foster has sole voting power and Mr. Schmidt has sole dispositive power over 1,448,116 shares.

(4)	Of the shares indicated as beneficially owned by Mr. Weaver, 3,927 shares are beneficially owned by WRCRC, in which Mr. Weaver holds a 0.5% interest and 31,253 shares are restricted shares that will vest over three years from the date of grant and over which shares Mr. Weaver has sole voting power. Of the remaining 1,509,183 shares beneficially owned by Mr. Weaver, Mr. Weaver has sole voting and sole dispositive power over 1,067 shares; Mr. Weaver has sole dispositive power and Paul L. Foster has sole voting power over 1,508,116 shares pursuant to the Voting Agreement.

(5)	Of the shares indicated as beneficially owned by Mr. Dalke, 5,665 are restricted shares that vest over three years from the date of grant.

(6)	Of the shares indicated as beneficially owned by Mr. Smith, 38,181 are restricted shares that vest over three years following the date of grant.

(7)	Of the shares indicated as beneficially owned by Mr. Barfield, 28,437 are restricted shares that vest over three years from the date of grant.

(8)	Of the shares indicated as beneficially owned by Ms. Barth, 3,334 are restricted shares that vest over three years following the date of grant and 10,420 are shares owned by trusts of which Ms. Barth is trustee.

(9)	Of the shares indicated as beneficially owned by Mr. Francis, 3,388 are restricted shares that vest over three years following the date of grant. Mr. Francis holds 112,666 of his unrestricted shares in a brokerage account, which is subject to standard margin terms. The shares secure his obligations under such account. As of April 2, 2008, Mr. Francis did not owe any monies in this margin account.

(10)	Of the shares indicated as beneficially owned by Mr. Hogan, 3,286 are restricted shares that vest over three years following the date of grant, and 1,500 shares are held in Uniform Gift to Minors accounts for which Mr. Hogan is custodian.

(11)	Of the shares beneficially owned by Mr. Sanders, 2,511 are restricted shares that vest over three years following the date of grant.

(12)	FMR Corp. filed with the Securities and Exchange Commission an amended Schedule 13G dated February 14, 2008. Based solely on the disclosure set forth in the amended Schedule 13G, FMR Corp. has sole dispositive power with respect to 10,152,383 shares, sole voting power with respect to 1,600,940 shares and shared dispositive and shared voting power with respect to no shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(13)	Of the shares indicated as beneficially owned by FMILP, FMILP has shared dispositive power over all of the shares. Paul L. Foster holds an 89.6% interest in FMILP and is the sole stockholder and President of Franklin Mountain G.P., LLC, the General Partner of FMILP, and as such, Paul L. Foster may be deemed to have dispositive power over all of its shares. Pursuant to the Voting Agreement, Mr. Foster has sole voting power over all of the shares beneficially held by FMILP.

(14)	Of the shares indicated as beneficially owned by WRCRC, WRCRC has shared dispositive power over all of the shares. Paul L. Foster holds a 97.3% interest in WRCRC and is the President, controlling stockholder and Chief Executive Officer of WRCRC and as such, may be deemed to have dispositive power over all of its shares. Pursuant to the Voting Agreement, Mr. Foster has sole voting power over the shares beneficially held by WRCRC.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serves as a member of the Board of Directors or on the Compensation Committee of any entity that has any executive officers serving on our Compensation Committee. No interlock relationships exist between our Board of Directors or the Compensation Committee of any other company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies for the Review and Approval of Related-Person Transactions

Our Board of Directors has delegated to the Audit Committee the responsibility for reviewing and approving all related-person transactions defined by, or those transactions required to be disclosed under, Item 404 of Regulation S-K of the Securities and Exchange Commission. This requirement is set forth in our Audit Committee charter (which can be accessed on our website at www.wnr.com). Our Senior Vice President — Legal and General Counsel is primarily responsible for obtaining information from the directors and executive officers with respect to related-person transactions and for then determining, based on the facts and circumstances, whether we or a related-person has a direct or indirect material interest in the transaction. As required under Securities and Exchange Commission rules, transactions that are determined to be directly or indirectly material to us or a related-person are disclosed in this Proxy Statement. The Audit Committee reviews and approves all related-person transactions.

Aircraft Lease

On October 3, 2006, we entered into a non-exclusive aircraft lease with an entity controlled by our major stockholder. The lease may be terminated at any time. The hourly rental payment is $1,775 per flight hour and we are responsible for all operating and maintenance costs of the aircraft. Personal use of the aircraft by certain of our officers is permitted; provided that they reimburse us for such use at the highest rate allowed by the FAA for a non-charter operator. Furthermore, we have a policy requiring that the officers deposit in advance of any personal use of the aircraft an amount equal to three months of anticipated expenses for the use of the aircraft. We believe that we lease the aircraft on terms no less favorable to us than would be obtained from an unaffiliated third party.

The following table summarizes the total costs incurred for the lease of the aircraft for 2007:

Year Ended
December 31,
2007

Lease payments	$627,711
Operating and maintenance expenses	1,351,683
Reimbursed by officers	(522,103)

Total costs	$1,456,751

Product Sales to and Agreements with Transmountain Oil Company, L.C.

We sell refined products to Transmountain Oil Company, L.C. (“Transmountain”), a distributor in the El Paso area. An entity owned by Mr. Foster, Mr. Stevens, Mr. Weaver and Mr. Schmidt acquired a 61.1% interest in Transmountain on June 30, 2004, and acquired the remaining interest on February 29, 2008. Of this entity, Mr. Foster owns 73.19%, Mr. Stevens owns 18.3%, Mr. Weaver owns 5.08% and Mr. Schmidt owns 3.43%. Sales to Transmountain, at market-based rates, totaled $59,031,402 for the twelve months ended December 31, 2007. Total accounts receivable due from Transmountain were $2,050,855 as of December 31, 2007.

On March 1, 2008, a wholly-owned subsidiary of the Company, Western Refining Company, L.P. (“Western LP”), entered into two separate Wholesale Marketer Agreements with Transmountain.

The first such agreement provides for the sale of Shell Oil Products US-branded gasoline and Western ultra-low sulfur diesel (“ULSD”) by Western LP to Transmountain for sale by Transmountain in Transmountain’s Shell-branded stores. This agreement expires February 28, 2018, unless terminated or extended in accordance with its terms. The payment terms under this agreement are based on market-based prices and contain minimum volumes which must be purchased by Transmountain.

The other agreement provides for the sale of Western gasoline and Western ULSD by Western LP to Transmountain for sale by Transmountain in Transmountain’s Western-branded stores. This agreement also provides for the use and branding of the “Western” name by Transmountain in Transmountain’s Western-branded stores. This agreement expires February 28, 2018, unless terminated or extended in accordance with its terms. The payment terms under this agreement are based on market-based prices and contain minimum volumes which must be purchased by Transmountain.

Lease with Transmountain Oil Company, L.C.

We have entered into a lease agreement with Transmountain, pursuant to which Transmountain leases certain office space from us at a market-based rate. The lease commenced on December 1, 2005, for a period of ten years and contains two five-year renewal options. The monthly base rental starts at $6,800, subject to adjustment at the end of the first five-year period based upon the change in the Consumer Price Index. Rental payments received from Transmountain were $81,600 for the twelve months ended December 31, 2007.

Acquisition of Wholesale Assets of Transmountain Oil Company, L.C.

On April 9, 2008, a special committee of our Board of Directors approved an agreement under which our subsidiary, Western Refining Wholesale, Inc., will purchase the wholesale assets of Transmountain for $3,000,000 in cash. These assets include customer lists, contracts and access to certain fueling stations. The Audit Committee obtained a fairness opinion in connection with this acquisition. This acquisition is scheduled to close in the second quarter of 2008.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Deloitte and Touche LLP, independent auditors, to audit our consolidated financial statements for 2008. We ask that you ratify the decision of the Audit Committee that Deloitte and Touche LLP (“Deloitte”) audit our consolidated financial statements for 2008.

In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.

The affirmative vote of holders of a majority of the shares of common stock present or represented by proxy at the meeting and entitled to vote is required to approve the ratification of the selection of Deloitte as our independent auditor for 2008.

The audit committee has approved all services to be provided by Deloitte. Deloitte has advised us that it will have a representative available at the 2008 Annual Meeting to respond to appropriate questions.

The Board of Directors recommends a vote FOR this proposal.

Change in Principal Accounting Firm

On March 21, 2008, the Audit Committee approved a change in our independent registered public accounting firm and dismissed Ernst & Young LLP (“E&Y”). On March 21, 2008, the Audit Committee appointed Deloitte to serve as its independent registered public accounting firm (effective March 24, 2008).

The audit reports of E&Y on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for an explanatory paragraph relating to the Company’s adoption of (1) Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” and (2) Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.”

During the years ended December 31, 2007 and 2006 and through March 21, 2008, there were (1) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, that if not resolved to the satisfaction of E&Y, would have caused them to make reference to such disagreements in its reports on the Company’s financial statements for such periods, and (2) no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company furnished a copy of the above disclosures to E&Y and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company above. Such letter from E&Y to the Securities and Exchange Commission was filed as an exhibit to the Current Report on Form 8-K filed by the Company on March 25, 2008.

During the two most recent fiscal years and through March 21, 2008, neither the Company nor anyone acting on its behalf consulted with Deloitte regarding either (i) the application of accounting principles to any specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Deloitte provide written or oral advice to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filings made by us with the Securities and Exchange Commission, except to the extent that we specifically incorporate it by reference into any filing.

Our Audit Committee consists of three directors who are independent, as defined by the standards of the New York Stock Exchange and the rules and regulations of the Securities and Exchange Commission. Under the charter approved by the Board of Directors, the Audit Committee assists the Board of Directors in overseeing matters relating to our accounting and financial reporting practices, the adequacy of our internal controls, and the quality and integrity of our financial statements. The Audit Committee is responsible for selecting and retaining the independent auditors. Our management is responsible for preparing our financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee’s role under the charter is to provide oversight of management’s responsibility. The Audit Committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditors’ work.

The Audit Committee has met and held discussions separately and jointly with management and the independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management, our internal auditors and the independent registered public accounting firm.

The independent auditors provided the Audit Committee with a written statement describing all of the relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee also discussed with the independent auditors any relationships that may impact the independence of the independent auditors. The Audit Committee discussed and reviewed with the independent auditors all communications required to be discussed by standards of the Public Company Accounting Oversight Board, including those described in Statement of Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

Based on the Audit Committee’s discussion with management, our internal auditors and the independent registered public accounting firm, its review of the representations of management, and the report of the independent registered public accounting firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report for the fiscal year ended December 31, 2007.

Carin Barth, Chairman
Brian J. Hogan
L. Frederick Francis

Principal Accountant Fees and Services

For fiscal years 2007 and 2006, the following fees and expenses were billed to us by E&Y for the indicated services:

	2007	2006

Audit Fees	$3,267,214	$737,122
Audit-related fees	13,273	60,997
Tax fees	16,694	—

Total Fees and Expenses	$3,297,181	$798,119

Audit fees consist of fees billed for professional services rendered for (i) the audit of our 2007 and 2006 consolidated financial statements, including procedure related to the purchase price accounting for our acquisition of Giant Industries, Inc. during 2007, (ii) the audit of the effectiveness of our internal control over financial reporting as of December 31, 2007, (iii)  the review of our interim consolidated financial statements included in quarterly reports and (iv) other services that were normally provided by E&Y in connection with statutory and regulatory filings or engagements. Total fees and expenses included $199,214 and $49,622 of reimbursed out-of-pocket expenses for fiscal years 2007 and 2006, respectively.

Audit-related fees and expenses consist of fees billed for due diligence services associated with our acquisition of Giant Industries, Inc. and consultation services related to management’s assessment of the Company’s internal control.

Tax fees consist of fees billed for customs and international trade advisory services related to crude oil purchases.

Policy on Audit Committee Pre-Approval and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has determined that the provision of certain non-audit services by Deloitte is compatible with maintaining their independence. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2007, all services provided by E&Y were approved in accordance with this policy.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”) requires our officers, directors, and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. To our knowledge, all required report filings by our directors and executive officers were timely made, except that Mr. Smith was delinquent in filing a Form 4 relating to the disposition of 3,038 common shares that occurred on August 29, 2007. The disposition of shares was related to shares that were surrendered to cover payroll withholding taxes pursuant to the vesting of restricted shares. The disposition was subsequently reported on a Form 5.

PROPOSALS OF STOCKHOLDERS

Stockholders who intend to submit a proposal at the annual meeting of stockholders in 2009 and desire that such proposal be included in the proxy materials for such meeting must follow the procedures prescribed by Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the proxy materials, stockholder proposals must be received by the Secretary of the Company at the Company’s principal executive offices no later than December 21, 2008.

ADDITIONAL INFORMATION

The Annual Report to Stockholders of the Company for the year ended December 31, 2007, including audited financial statements, is enclosed with this proxy statement but does not constitute a part of the proxy soliciting material. Western Refining, Inc. will furnish a copy of its Annual Report for the year ended December 31, 2007, without exhibits, free of charge to each person who forwards a written request to the Senior Vice President — Treasurer, Western Refining, Inc., 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901. In addition, the Annual Report for the year ended December 31, 2007, is available on the Investor Relations section of the Company’s website at www.wnr.com.

WESTERN REFINING, INC.
123 W. MILLS AVENUE, SUITE 200
EL PASO, TEXAS 79901
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Western Refining, Inc., c/o Scott D. Weaver, 123 W. Mills Avenue, Suite 200, El Paso, Texas 79901.

(Please sign, date and return this proxy in the
enclosed postage prepaid envelope.)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WESTERN REFINING, INC. Vote on Directors
1. To elect THREE Class III Directors to serve a three-year term. Nominees for election as Class III Directors: 01) PAUL L. FOSTER 02) CARIN M. BARTH 03) L. FREDERICK FRANCIS	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for one or more nominees, mark “For All Except” and write down the number(s) of such nominee(s) on the line below.

2. To ratify the selection of Deloitte and Touche LLP as the Company’s independent auditor for fiscal year 2008	For ☐	Against ☐	Abstain ☐

In the discretion of the proxies, such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees for Director and FOR the ratification of the selection of Deloitte and Touche LLP as independent auditor, and, in the discretion of the proxies, with respect to such other business as may properly come before the meeting.

The Board of Directors recommends a vote FOR the election of the nominees for Director and FOR the ratification of the selection of  Deloitte and Touche LLP as independent auditor.

For address changes, please check this box and write them on the back where indicated.	☐

NOTE: Please sign, date and return your
instructions promptly in the enclosed envelope. Sign
exactly as name(s) appear(s) hereon. Joint owners
should each sign. When signing as attorney,
executor, administrator, trustee or guardian or other
fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

WESTERN REFINING, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2008

The Annual Meeting of the Stockholders of Western Refining, Inc. (the “Company”) will be held on May 22, 2008, at 9:00 a.m. MDT, at the Camino Real Hotel, 101 South El Paso Street, El Paso, Texas 79901.

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby constitutes and appoints Paul L. Foster and Scott D. Weaver, or any of them, his/her true and lawful agents and proxies, with power of substitution and resubstitution in each, to represent and vote at the Annual Meeting scheduled to be held on May 22, 2008 or at any adjournment or postponement thereof on all matters coming before said meeting, all shares of Common Stock of Western Refining, Inc. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

(Continued and to be dated and signed on the reverse side.)

ADDRESS CHANGE:

(If you noted any address changes above, please check the corresponding box on the reverse side.)